As filed with the Securities and Exchange Commission on June 28, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Beamr Imaging Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 HaManofim Street
Herzeliya, 4672561, Israel

Tel: +1-888-520-8735

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Share Incentive Plan

(Full title of the plan)

Beamr, Inc.
16185 Los Gatos Blvd

Ste 205

Mailbox 12

Los Gatos, CA 95032
Tel: (650) 961-3098

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark Selinger, Esq. Gary Emmanuel, Esq. Eyal Peled, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017-3852 Telephone: 212.801.9221	Ronen Kantor, Esq. Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices BSR 4, 7 Metsada Street Bnei Brak, Israel 5126112 Telephone: +972.3.6109100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Beamr Imaging Ltd. (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-272779) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 543,120 ordinary shares, par value NIS 0.05 per share (the “Ordinary Shares”), of the Registrant issuable upon the exercise of options outstanding under the Beamr Imaging Ltd. 2010 Option Plan, (ii) 1,073,922 Ordinary Shares of the Registrant issuable upon the exercise of options outstanding under the Beamr Imaging Ltd. 2015 Share Incentive Plan (the “2015 Plan”) and (iii) 309,478 Ordinary Shares of the Registrant reserved for issuance under the 2015 Plan. The previously-filed registration statement is referred to herein as the “Prior Registration Statement.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 1,000,000 Ordinary Shares which may be issued under the 2015 Plan over and above the number of Ordinary Shares issuable pursuant to the 2015 Plan that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statement, each of which is amended and restated in its entirety herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Beamr Imaging Ltd. (the “Registrant”) are incorporated herein by reference.

(1)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 4, 2024;

(2)	The Registrant’s Report on Form 6-K filed with the SEC on March 4, 2024, March 19, 2024, April 9, 2024, April 12, 2024, April 16, 2024, May 30, 2024 and June 12, 2024 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

(3)	The description of the registrant’s ordinary shares, par value NIS 0.05 per share, included in the registration statement on Form 8-A filed on October 4, 2022 (File No. 001-41523) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 99.1 to our Report on Form 6-K as filed with the Securities and Exchange Commission on March 8, 2023, and incorporated herein by reference)
3.2	Specimen share certificate of the Registrant (filed as Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on August 15, 2022, and incorporated herein by reference)
5.1*	Opinion of Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices as to the legality of the securities being registered
23.1*	Consent of Fahn Kanne & Co., the Israeli member firm of Grant Thornton International Ltd, an independent registered public accounting firm
23.2*	Consent of Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	2015 Share Incentive Plan (filed as Exhibit 10.3 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 22, 2022, and incorporated herein by reference)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzeliya, Israel, on June 28, 2024.

BEAMR IMAGING LTD.

By:	/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Beamr Imaging Ltd. hereby severally constitutes and appoints Sharon Carmel and Danny Sandler, the true and lawful attorney with full power to them, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Beamr Imaging Ltd. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Sharon Carmel	Chief Executive Officer and Chairman	June 28, 2024
Sharon Carmel	(Principal Executive Officer)

/s/ Danny Sandler	Chief Financial Officer	June 28, 2024
Danny Sandler	(Principal Financial and Accounting Officer)

/s/ Tal Barnoach	Director	June 28, 2024
Tal Barnoach

/s/ Lluis Pedragosa	Director	June 28, 2024
Lluis Pedragosa
/s/ Yair Shoham	Director	June 28, 2024
Yair Shoham

/s/ Osnat Michaeli	Director	June 28, 2024
Osnat Michaeli

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Beamr Imaging Ltd., has signed this Registration Statement on June 28, 2024.

Beamr, Inc.

By:	/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	Authorized Person

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